SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443
(Address of principal executive offices)	(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 22, 2014, the Compensation Committee of the Registrant’s Board of Directors ratified the payment of certain miscellaneous items of compensation during fiscal 2013 to the Registrant’s executive officers, as follows:

Type	Joe F. Sanderson, Jr., Chairman & CEO	Lampkin Butts, President & COO	D. Michael Cockrell, Treasurer & CFO	Tim Rigney, Secretary
Personal Use of Company and Charter Aircraft	$61,093	$5,323	$0	$0
Other Travel Related Expenses	1,865	4,200	0	0
401(k) Plan Matching Contribution	10,200	10,200	10,200	7,160
ESOP Contribution	9,315	9,315	9,315	6,669
Life Insurance	272	272	272	272
Matching Charitable Contributions	7,500	2,500	2,500	0
Dividends Paid on Restricted Stock	137,740	40,825	38,139	1,384
Accidental Death	18	18	18	18
Total	$228,003	$72,653	$60,444	$15,503

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: January 27, 2014	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer